                                                                    Exhibit 99.3

                           ITC Holding Company, Inc.
                                and Subsidiaries


                      Condensed Consolidated Balance Sheets

                                                                 March 31         December 31
                                                                   2003              2002
                                                              ---------------   ---------------
                                                               (Unaudited)
Assets
Current assets:
    Cash and cash equivalents                                    $ 49,489,838      $ 50,456,075
    Accounts receivable, net of allowance of                       39,860,756        34,860,194
    $3,324,886 and $3,894,248 in 2003 and 2002
    Prepaid PIN Costs                                               4,127,526         5,432,179
    Investments                                                             -       152,557,886
    Other current assets                                           12,616,800        17,632,667
                                                              ---------------   ---------------
Total current assets                                              106,094,920       260,939,001

Property, plant and equipment                                     120,340,411       116,229,071
Less accumulated depreciation                                     (51,039,557)      (45,912,404)
                                                              ---------------   ---------------
                                                                   69,300,854        70,316,667


Other assets:
    Goodwill and other intangibles                                 21,084,240        19,092,056
    Investments                                                    44,233,196        41,322,291
    Other noncurrent assets                                        15,489,876         8,275,636
                                                              ---------------   ---------------
Total other assets                                                 80,807,312        68,689,983
                                                              ---------------   ---------------

                                                              ---------------   ---------------
Total assets                                                     $256,203,086      $399,945,651
                                                              ===============   ===============


Liabilities and stockholders' investment
Current liabilities:
    Accounts payable                                             $  5,764,889      $ 17,449,608
    Accrued liabilities                                            86,382,195        65,851,464
    Deferred income taxes                                                   0        26,188,087
    Current maturities of long-term debt                              986,416       160,106,589
                                                              ---------------    --------------
Total current liabilities                                          93,133,500       269,595,748

Long-term debt                                                     42,204,462         6,685,756
Minority interest                                                   3,745,884         4,899,075

Commitments and contingencies

Stockholders' investment:
    Preferred stock                                                     7,788             7,788
    Common stock                                                      306,524           306,523

                            ITC Holding Company, Inc.
                                and Subsidiaries

      Additional paid in capital                             39,393,790         38,732,128
      Retained earnings                                     139,449,690        139,289,523
      Unrealized gain on available for sale                    (351,845)         2,657,256
      Cumulative translation adjustment                         578,315            335,691
      Treasury stock                                        (62,265,022)       (62,563,837)

                                                         -----------------   ----------------
Total stockholders' investment                              117,119,240        118,765,072

                                                         -----------------   ----------------
Total liabilities and stockholders' investment             $256,203,086       $399,945,651
                                                         =================   ================




See accompanying notes

                            ITC Holding Company, Inc.
                                and Subsidiaries

                 Condensed Consolidated Statements of Operations

                           For the Three Months Ended
                             March 31, 2003 and 2002
                                   (Unaudited)

                                                                        March 31
                                                                2003                 2002
                                                        ----------------------------------------
Revenues                                                    $74,362,067         $ 46,546,029
Operating expenses:
        Cost of services                                     27,585,850           13,396,362
        Selling, general, and administrative                 33,680,009           29,795,403
        Depreciation and amortization                         5,486,902            3,610,082
                                                        ----------------------------------------
Total operating expenses                                     66,752,761           46,801,847
Operating income (loss)                                       7,609,306             (255,818)
                                                        ----------------------------------------
Other income (expense):
        Interest expense                                       (749,498)            (100,641)
        Net loss on sale of investments                      (6,947,010)          (1,302,413)
        Equity in losses of Associated Companies                      -             (484,068)
        Noncash gain related to change
             in fair values of derivatives                            -           32,188,940
        Miscellaneous income, net                                75,713              489,412
                                                        ----------------------------------------
Total other (expense) income                                 (7,620,795)          30,791,230
                                                        ----------------------------------------
(Loss) income before income taxes and minority interest         (11,489)          30,535,412
Income tax (benefit) provision                                    4,366          (12,063,753)
                                                        ----------------------------------------
(Loss) income before minority interest                           (7,123)          18,471,659
Minority interest                                               167,290               65,451
                                                        ----------------------------------------
Net income                                                  $   160,167         $ 18,537,110
                                                        ========================================

See accompanying notes.

                            ITC Holding Company, Inc.
                                and Subsidiaries

                 Condensed Consolidated Statements of Cash Flows

                           For the Three Months Ended
                             March 31, 2003 and 2002
                                   (Unaudited)

                                                                               March 31
                                                                       2003               2002
                                                                 --------------------------------
Operating activities
Net cash (used in) provided by operating activities               $(38,473,224)     $  13,084,211

Investing activities
Capital expenditures                                                (4,111,340)        (5,368,213)
Purchases of investments and acquisitions, net of
  cash acquired                                                     (2,250,000)          (674,140)
Proceeds from sales of investments and assets                        7,389,143         13,827,905

                                                                 --------------------------------
Net cash provided by investing activities                            1,027,803          7,785,552

Financing activities
Proceeds from secured borrowing arrangement                                 --        155,842,367
Proceeds from exercise of stock options                                661,662            232,769
Borrowings under lines of credits                                   36,000,000                 --
Repayment of other debt                                               (481,294)       (11,404,947)
Other                                                                       --         (2,850,458)
                                                                 --------------------------------
Net cash provided by (used in) financing activities                 36,180,368       (141,819,731)
                                                                 --------------------------------
Net (decrease) increase in cash and cash equivalents                (1,265,053)       162,689,494
                                                                 --------------------------------
Effect of exchange rates on cash and cash equivalents                  298,815             91,626

Cash and cash equivalents at beginning of the period                50,456,075         20,904,451
                                                                 --------------------------------
Cash and cash equivalents at end of the period                    $ 49,489,838      $ 183,685,571
                                                                 ================================

                           ITC Holding Company, Inc.
                                and Subsidiaries

                 Notes to Unaudited Interim Financial Statements

                                 March 31, 2003

1. Description of Business, Corporate Organization, and Basis of Presentation

ITC Holding Company, Inc. ("ITC Holding Company" or the "Company") (a Delaware corporation) is primarily involved in owning and operating communication and technology businesses in the southeastern United States. The Company operates a teleconferencing and videoconferencing business, as well as has ownership interests in other communication and technology businesses.

The Company operates in the teleconferencing and videoconferencing business through its wholly owned subsidiary InterCall, Inc. ("InterCall") and certain wholly owned subsidiaries of InterCall. InterCall's services include audio-, video-, and web-conferencing solutions.

The Company's ownership interests in other communications and technology companies consist of cost method investments, equity method investments, and investments accounted for as available-for-sale in accordance with Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities ("SFAS No. 115"), as well as the consolidated operations of PRE Solutions, Inc. In May 2002, the Company also began consolidating the results of eCompanyStore, Inc.

The financial statements are prepared on the accrual basis of accounting using accounting principles generally accepted in the United States and include the accounts of the Company and its wholly owned and majority-owned subsidiaries. Investments in which the Company exercises significant influence and owns less than 50% ("Associated Companies") are accounted for using the equity method. Investments in which the Company does not exercise significant influence are accounted for using the cost method of accounting or in accordance with SFAS No. 115, as appropriate. All significant intercompany transactions are eliminated in consolidation.

The accompanying unaudited condensed consolidated financial statements of ITC Holding Company have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information. This information reflects all adjustments, which are in the opinion of management, necessary for a fair presentation of the statement of financial position as of March 31, 2003, and the results of operations for the three month periods ending March 31, 2003 and 2002 and the cash flows for the three month periods ending March 31, 2003 and 2002. All adjustments made have been of a normal recurring nature. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the U.S. have been condensed or omitted. Management believes

                           ITC Holding Company, Inc.
                                and Subsidiaries

that the disclosures are adequate to make the information presented not misleading. These condensed consolidated financial statements should be read in conjunction with the Company's consolidated financial statements and the notes thereto as of December 31, 2002.

2. Investments and Derivatives

In January 2003, the Company closed out its remaining prepaid variable forward contracts, which were scheduled to expire in February 2003. The Company received proceeds of $7,389,143 under the derivative arrangement and delivered its remaining investment in 11,890,716 shares of Deutsche Telekom to settle its obligations under secured borrowings totaling $159,635,082. The Company recorded a loss of approximately $7 million upon close out of these arrangements in net loss on sale of investments in the accompanying unaudited statements of operations.

3. Acquisitions

In January 2003, InterCall purchased the customer base of one of its unrelated wholesale customers for $2.25 million in cash.

4. Related Party Trasactions

Loan to PRE Solutions

In February 2003, the Company entered into note payable with PRE Solutions (the "Note") for a loan of $1.5 million. Interest accrues on the principal amount of the outstanding amounts at the prime rate plus 2%, adjusted monthly. All accrued and unpaid interest on the outstanding principal amount was originally due on May 15, 2003. On May 25, 2003, the due date was extended to September 30, 2003. Additionally, principal amounts are due at the time of closing of a funding transaction to PRE, to the extent the net proceeds are sufficient. The loan is secured by PRE Solutions' accounts receivable. In connection with this loan, PRE Solutions granted ITC a warrant to purchase up to a maximum of 100,000 shares, subject to adjust, of its common stock at an exercise price of $.45 per share. The warrant has a term of five years.

5. Debt

In March 2003, the Company borrowed $36 million under its line of credit to fund certain income tax payments. In connection with the closing of the sale of the Company to West Corporation (Note 7), the amounts outstanding under the line of credit were repaid in full on May 9, 2003, and the line of credit was terminated.

                           ITC Holding Company, Inc.
                                and Subsidiaries

In May 2003, the Company repaid the outstanding principal and interest due on its loan from GE Capital in the amount of $6,938,473.

6. Stock-Based Compensation

In accordance with the provisions of SFAS No. 123, "Accounting for Stock-Based Compensation" (SFAS No. 123), the Company has elected to apply APB Opinion No. 25 and related interpretations in accounting for its stock option plans. If the Company had elected to recognize compensation cost for these plans based on the fair value at grant date as prescribed by SFAS No. 123, net income would have been the pro forma amounts indicated in the table below:

                                                Three months      Three Months
                                               Ended March 31,   Ended March 31,
                                                     2003              2002
                                               ---------------------------------
Net income, as reported                          $   160,167       $ 18,537,110
Add: Stock-based compensation expense,
as reported, net of tax effects                      497,829            170,805
Deduct: Total stock-based compensation
determined under the fair value based
method for all awards, net of tax effects         (3,212,302)        (2,936,077)
                                               ---------------------------------
Adjusted net (loss) income, fair value method
for all stock based awards.                      $(2,554,305)      $ 15,771,838
                                               ---------------------------------

7. Sale of ITC Holding Company

On March 27 2003, the Company entered into a definitive agreement to sell all of its outstanding capital stock for cash proceeds of approximately $400 million to West Corporation ("West"). The transaction closed on May 9, 2003. Immediately prior to closing of the sale, ITC Holding Company sold all remaining non-conferencing business assets to a related party, Magnolia, a company owned by a group of the ITC Holding Company's accredited investors. Consideration consisted of notes receivable totaling $64,356,765. The notes receivable were paid by Magnolia immediately after closing of the sale of ITC Holding Company. The remaining nonconferencing business assets included the Company's ownership interests in PRE Solutions, eCompanyStore, Knology, Inc. preferred stock, ITC/\DeltaCom, Inc. common stock, and Surebridge, Inc. preferred stock.

                            ITC Holding Company, Inc.
                                and Subsidiaries

Sale of Jet

In connection with the sale of ITC Holding Company to West, in May 2003, an entity controlled by the Company's chief executive officer purchased the Company's ownership interest in a Lear jet for approximately $6.4 million in cash.

Severance

In connection with the sale of ITC to West, the Company paid, in May 2003, all remaining obligations under severance arrangements, which existed at December 31, 2002, and new severance agreements executed in March 2003 with the Company's chief executive officer and president. The aggregate payment was $3,944,989.

Bonus

In May 2003, the Company paid bonuses of $4.5 million related to the sale of ITC to West.